Revised 3/1/05


                                                       Exhibit n under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                      INSTITUTIONAL CAPITAL SHARES EXHIBIT

                                       TO

                               MULTIPLE CLASS PLAN



1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Capital Shares will consist of sales and shareholder servicing by financial intermediaries. Financial intermediaries may receive shareholder service fees for services provided. In connection with this basic arrangement, Institutional Capital Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Institutional Capital
                       Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              None
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Institutional Capital Shares as described in Section 3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Institutional Capital Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange           Institutional Capital Shares may be exchanged for
Privileges:        Institutional Capital Shares of any other Fund and any
                   other share class not subject to a sales charge.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


                                 SCHEDULE OF FUNDS
                       OFFERING INSTITUTIONAL CAPITAL SHARES



The Funds set forth on this Schedule each offer Institutional Capital Shares on the terms set forth in the Institutional Capital Shares Exhibit to the Multiple Class Plan..

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    Multiple Class Company                  Series
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Money Market Obligations Trust California Municipal Cash Trust
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                               Government Obligations Fund
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                               Municipal Obligations Fund
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                               Prime Cash Obligations Fund
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                               Prime Management Obligations Fund
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                               Prime Value Obligations Fund
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                               Treasury Obligations Fund
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